SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): July 30, 2002.

                         COMMISSION FILE NUMBER 0-23111

                             A NOVO BROADBAND, INC.
                 (Name of Small Business Issuer in Its Charter)




                 DELAWARE                                    31-1239657
     (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                     Identification No.)


 196 QUIGLEY BLVD., NEW CASTLE, DELAWARE                        19720
 (Address of Principal Executive Offices)                    (Zip Code)




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ITEM 5.  OTHER ITEMS.

On July 30, 2002, we suspended operations in our Ohio and California facilities and reduced our employee head count significantly. In doing so, we have reevaluated our approach to multiple service centers in response to the current economic conditions of the industry and some of our key customers. We anticipate utilizing the excess capacity in our two remaining facilities in Delaware and Florida to service our customers. By taking these steps, we anticipate a reduction of cost without an adverse effect on revenues, and thus we believe we will increase our available cash and liquidity. We will maintain the leases in California and Ohio until we can sublet the facilities or market conditions warrant restarting operations.



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                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 5, 2002

                            A NOVO BROADBAND, INC.

                            By: /s/ Steve Easterday
                                -----------------------------------------------
                                 Steve Easterday
                                 Vice President and Principal Financial Officer